EXHIBIT 99.1

Capstone Therapeutics Confirms Early Signal of AZX100 Effect Based on Final Results of Phase 2a Pilot Clinical Trial in Surgical (Trocar Site) Scarring

TEMPE, Ariz., April 27, 2011 (GLOBE NEWSWIRE) -- Capstone Therapeutics (Nasdaq:CAPS) (the "Company") today announced that the final results from its AZX100 Phase 2a pilot clinical trial in surgical (trocar site) scarring confirmed the early signal of effect observed in the interim analysis previously announced. The Company plans to continue its efforts to secure a clinical development partner and move AZX100 toward additional trials in dermal scarring.

AZX100 Phase 2a in Surgical (Trocar Site) Scarring

Study Description

The Company conducted a pilot Phase 2a clinical trial of AZX100 in surgical (trocar site) scarring (OL-ASCAR-03); this was a double-blind, placebo within-patient controlled, multi-center dose ranging study to evaluate the safety and preliminary efficacy of AZX100 (3.0 mg or 10.0 mg versus placebo) in trocar site scars of subjects who have undergone arthroscopic shoulder surgery. In this trial, AZX100 (or placebo) was administered on Days 9 and 21 following surgery, with no additional dosing throughout the remainder of the trial. One hundred fifty subjects were dosed in the trocar site scarring trial.

Pre-specified endpoints of these studies included evaluations of safety and efficacy of AZX100 based on the subjective primary endpoint Patient and Observer Scar Assessment Scales (POSAS) and objective secondary endpoints analyzed using 2D and 3D high-resolution digital photography. These endpoints included blinded, independently-scored Visual Analog Scales (VAS) and objective measurements of scar dimensions (length, width, elevation and volume).

Analytical History

As reported by the Company on December 14, 2010, a limited seven-month interim analysis of the Phase 2a pilot surgical (trocar site) scarring trial (the "Original Analysis") showed a favorable safety profile and revealed multiple signals of AZX100 efficacy, more often within the 3.0 mg trocar sites than within sites receiving 10.0 mg. Within this analysis - which focused on objective measurements of the trocar site scars based on high resolution 3-dimensional digital photography - most AZX100 treatment effect at 3.0 mg was seen at time points earlier than Month 7; e.g., Scar Total Volume at Month 3 (p = 0.047) and Scar Length at Month 5 (p = 0.034).

As announced by the Company on April 4, 2011, the size and complexity of the study data set forced a delay in reporting final results. Among the subjective, "mixed" and objective metrics selected for this trial (POSAS, VAS and high-resolution digital photography, respectively), only the objective metrics utilizing 3D photographic imaging and mapping detected a therapeutic effect. Furthermore, certain challenges were encountered in confirming within the final data set (the "Final Analysis") the imaging results and interim "signal" obtained from the Original Analysis, due largely to the small size and healing qualities of the trocar site scars.

The Final Analysis incorporates data obtained from a complete review of all objective metrics, with imaging and mapping techniques consistently applied.

Final Results

  The early signal of AZX100 effect was observed in objective measurements of the trocar site scars based on high resolution 3-dimensional digital photography. For example, significantly smaller scars as measured by total volume were seen at Month 3 in the AZX100 treatment groups for both 3.0 mg (p = 0.0094) and 10.0 mg (p = 0.033). P-values for this metric at Month 12 were 0.56 and 0.66 for the 3.0 mg and 10.0 mg treatment groups respectively.
  An examination of scar histology at Month 12 – measuring collagen density, maturity and orientation – also revealed a signal of efficacy for AZX100 at 3.0 mg (significant or nearly significant improvements in all three tests of 3.0 mg AZX100 vs. placebo); this was not observed in the histological tests of 10.0 mg AZX100.
  The primary efficacy endpoint was the Month 12 score on the subjective POSAS. This trial did not meet the study objective of demonstrating statistically-significant efficacy based on differences in this scale between AZX100 (3.0 mg or 10.0 mg) and placebo at Month 12.
  Secondary endpoints including earlier monthly POSAS and VAS scores showed no meaningful benefit of AZX100 treatment.
  The safety profile of AZX100 was deemed favorable.

Commentary

"We are pleased that the final results of this pilot clinical study have confirmed the favorable safety profile of AZX100 and disclosed a statistically significant signal of an early positive effect for AZX100 in trocar site scars," said Randolph C. Steer, MD, PhD, President of Capstone Therapeutics. "With these latest results, the AZX100 efficacy signal previously seen in keloid scars has now been established in trocar site scars. These results were obtained at AZX100 doses and administration schedules that may not be optimal, which indicates an opportunity to amplify this early signal through additional studies."

"We believe the implications of these results for an AZX100 partnering event in dermal scarring are favorable," said Jock Holliman, Executive Chairman of Capstone. "Our efforts aimed at partnering will continue. While there are no guarantees that an arrangement will be reached, we remain optimistic regarding the prospects for AZX100 in dermal scarring."

Capstone Therapeutics to Host AZX100 Clinical Update Teleconference

Capstone will host a conference call and webcast on Thursday, April 28, 2011 at 9:00am EDT / 8:00am CDT / 6:00am MST/PDT. The call may be accessed at 877-303-9204 (U.S.), 760-536-5225 (outside U.S.); accompanying slides may be viewed on the Investors section of the Company's website, www.capstonethx.com. A replay will be available beginning April 28, 2011 at 12:00 noon EDT until midnight, May 1, 2011 and may be accessed at 800-642-1687 (U.S.), 706-645-9291 (outside U.S.) with conference ID 63370938.

About Capstone Therapeutics

Capstone Therapeutics is a biotechnology company committed to developing a pipeline of novel therapeutic peptides aimed at helping patients with under-served medical conditions. The Company is focused on development and commercialization of two product platforms: AZX100 and Chrysalin (rusalatide acetate or TP508).

AZX100 is a novel synthetic 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation and fibrosis. Based on its demonstrated effects in pre-clinical models and safety in clinical trials, AZX100 is currently being evaluated for commercially significant medical applications such as the prevention or reduction of hypertrophic and keloid scarring and treatment of pulmonary fibrosis. Capstone has an exclusive worldwide license to AZX100.

Chrysalin, the Company's novel synthetic 23-amino acid peptide, has been proven in multiple pre-clinical and clinical models to stimulate cellular events leading to angiogenesis, revascularization, and repair of dermal and musculoskeletal tissues. It is currently being evaluated in disorders that involve vascular endothelial dysfunction, such as acute myocardial infarction and chronic myocardial ischemia. The Company owns exclusive worldwide rights to Chrysalin.

Capstone's corporate headquarters are in Tempe, Arizona. For more information, please visit the Company's website: www.capstonethx.com.

The Capstone Therapeutics logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=5429

Statements in this press release or otherwise attributable to Capstone regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include: delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of pre-clinical or clinical testing; unfavorable outcomes in our pre-clinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of our products; our inability to successfully and cost effectively develop or outsource manufacturing and marketing of any products we are able to bring to market; changes in FDA or other regulations that affect our ability to obtain regulatory approval of our products, increase our manufacturing costs or limit our ability to market our product; effects of the Capstone Stockholder Put Rights or ongoing qui tam litigation on our stock price, liquidity or our ability to continue operations; effects on our stock price and liquidity if we are unable to meet the requirements for continued listing on the Nasdaq Capital Market; our need for additional capital in the future to fund the continued development of our product candidates; and other factors discussed in our Form 10-K for the fiscal year ended December 31, 2010, and other documents we file with the Securities and Exchange Commission.

Editor's Note: This press release is also available under the Investors section of the Company's website at www.capstonethx.com.

CONTACT: Karen Struck, Investor Relations
         (602) 286-5250
         kstruck@capstonethx.com

         Lauren Glaser - The Trout Group
         (415) 392-3310
         lglaser@troutgroup.com